BY-LAWS
OF
J.P. MORGAN FLEMING MUTUAL FUND GROUP, INC.
(formerly Fleming Capital Mutual Fund Group, Inc.)
as Amended and Restated
December 31, 2012

ARTICLE I

Charter of the Corporation and Principal Office

Section 1.  Charter of the Corporation.  These By-Laws shall be subject to the Charter of the
Corporation, as from time to time in effect, of J.P. Morgan Fleming Mutual Fund Group, Inc., formerly Fleming Capital Mutual Fund Group, Inc., a Maryland corporation established by the
Charter of the Corporation (the "Corporation").

Section 2.  Principal Office.  The principal office of the Corporation shall be in the city of
Baltimore, State of Maryland.

ARTICLE II

Meetings of Shareholders

Section 1.  Annual Meetings.  An annual meeting of the Shareholders of the Corporation shall not be required to be held in any year in which Shareholders are not required to elect Directors under the Investment Company Act of 1940, as amended (the "1940 Act") even if the Corporation is holding a meeting of the Shareholders for a purpose other than the election of Directors.  If the
Corporation is required by the 1940 Act to hold a meeting to elect Directors, the meeting shall be designated as the Annual Meeting of Shareholders for that year and shall be held within 120 days after the occurrence of an event requiring the election of Directors.  The Board of Directors may, in its discretion, hold a meeting to be designated as the Annual Meeting of Shareholders on any date in any year where an election of Directors by Shareholders is not required under the 1940 Act.  The date of an Annual Meeting shall be set by appropriate resolution of the Board of Directors, and
Shareholders shall vote on the election of Directors and transact any other business as may properly be brought before the Annual Meeting.

Section 2.  Special Meetings.  Special meetings of the Shareholders, unless otherwise provided by law or by the Charter of the Corporation, may be called for any purpose or purposes by a majority of the Board of Directors or the President or such other person or persons may be specified in these
By-Laws, and shall be called by the President or Secretary on the written request of Shareholders entitled to cast a majority of all the votes entitled to be cast at the meeting.  Such request shall state the purpose or purposes of the proposed meeting and the matters proposed to be acted on at it.  The
Secretary shall inform the Shareholder who makes the request of the reasonably estimated cost of preparing and mailing a notice of the meeting and on payment of these costs to the Corporation by the Shareholders requesting the meeting, notify each Shareholder entitled to notice of the meeting.

Section 3.  Place of Meetings.  The regular meeting, if any, and any special meeting of the
Shareholders shall be held at such place within the United States as the Board of Directors or the
President may from time to time determine.  Except as provided by law, Shareholders may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time.  Participation by such means shall constitute presence in person at any meeting.

Section 4.  Notice of Meetings; Waiver of Notice; Shareholder List.  (a)  Notice of the place, date, time of the holding of each meeting of the Shareholders and, if the meeting is a special meeting or notice of the purpose of the meeting is otherwise required by law, the purpose or purposes of the meeting shall be given personally or by mail, not less than ten (10) nor more than ninety (90) days before the date of such meeting, to each Shareholder entitled to vote at such meeting and to each other Shareholder entitled to notice of the meeting.  Notice by mail shall be deemed to be duly given when such notice is left at the Shareholder's residence or usual place of business or deposited in the United States mail addressed to the Shareholder at the address appearing on the records of the
Corporation, with postage thereon prepaid.  The notice of every meeting of Shareholders may be accompanied by a form of proxy approved by the Board of Directors in favor of such actions or persons as the Board of Directors may select.

(b)  Notice of any meeting of Shareholders shall be deemed waived by any Shareholder who shall attend such meeting in person or by proxy, or who shall, either before or after the meeting, submit a signed waiver of notice which is filed with the records of the meeting.  A meeting of Shareholders convened on the date for which it was called may be adjourned from time to time without further notice to a date not more than 120 days after the original record date.

Section 5.  Organization.  At each meeting of the Shareholders, the Chairman of the Board (if one
has been designated by the Board), or in his absence or inability to act, the President, or in the absence or inability to act of the Chairman of the Board and the President, a Vice President, or in
the absence or the inability to act of the Chairman of the Board, the President and all the Vice
Presidents, a chairman chosen by the Shareholders shall act as chairman of the meeting.  The
Secretary, or in his absence or inability to act, any person appointed by the chairman of the meeting, shall act as secretary of the meeting and keep the minutes thereof.

Section 6.  Voting.  (a)  Except as otherwise provided by law or the Charter of the Corporation, each holder of record of Shares of stock of the Corporation having voting power shall be entitled at each meeting of the Shareholders to one vote for every whole share and a proportionate fractional vote for every fractional share of such stock standing in his name on the record of Shareholders of the Corporation as of the record date determined pursuant to Section 5 of Article VI hereof or if such record date shall not have been so fixed, then at the later of (i) the close of business on the day on which notice of the meeting is mailed or (ii) the thirtieth (30) day before the meeting.  There shall be no cumulative voting in the election of Directors.

(b)  Each Shareholder entitled to vote at any meeting of Shareholders may authorize another person or persons to act for him by a proxy signed by such Shareholder or his or her attorney-in-fact.  No proxy shall be valid after the expiration of eleven months from the date thereof, unless otherwise provided in the proxy.  Every proxy shall be revocable at the pleasure of the Shareholder executing it, except in those cases where such proxy states that it is irrevocable and such proxy is coupled with an interest.  Such a proxy may be made irrevocable for as long as it is coupled with an interest.
Unless otherwise specifically limited by their terms, such proxies shall entitle the holders thereof to vote at any adjournment of such meeting but shall not be valid after the final adjournment of such meeting.  A proxy with respect to Shares held in the name of two or more persons shall be valid if executed by any one of them unless at or prior to the exercise of the proxy the Corporation receives a specific written notice to the contrary from any one of them.  A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger.

(c)  Except as otherwise provided by law, the Charter of the Corporation or these By-Laws, any corporate action to be taken by vote of the Shareholders shall be authorized by a majority of the total votes cast at a meeting of Shareholders at which a quorum is present by the holders of Shares present in person or represented by proxy and entitled to vote on such action, except that a plurality of all the votes cast at a meeting at which a quorum is present is sufficient to elect a director.
Where any provision of law, of the Charter of the Corporation or of these By-Laws permits or requires that the holders of any series or class shall vote as a series or class, then a majority in interest of the Shares of that series or class voted on the matter shall decide that matter insofar as that series or class is concerned.

(d)  No ballot shall be required for any election unless requested by a Shareholder present or represented at a meeting and entitled to vote in the election.  On a vote by ballot, each ballot shall be signed by the Shareholder voting, or by his proxy, if there be such proxy, and shall state the number of Shares voted.  A proxy with respect to Shares held in the name of two (2) or more persons shall be valid if executed by any one (1) of them, unless at or prior to exercise of the proxy the Corporation receives a specific written notice to the contrary from any one of them.  A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger.  At any time when no Shares of a Series are outstanding, the Directors may exercise all rights of
Shareholders of that Series and may take any action required by law, the Charter of the Corporation or these By-Laws to be taken by Shareholders.

Section 7.  Consent of Shareholders in Lieu of Meeting.  Except as otherwise provided by law any action required to be taken at any regular or special meeting of Shareholders, or any action which may be taken at any annual or special meeting of Shareholders, may be taken without a meeting, without prior notice and without a vote, if the following are filed with the records of Shareholders'
meetings: (i) a unanimous written consent which sets forth the action and is signed by each
Shareholder entitled to vote on the matter and (ii) a written waiver of any right to dissent signed by each Shareholder entitled to notice of the meeting but not entitled to vote at it.

ARTICLE III

Board of Directors

Section 1.  General Powers.  Except as otherwise provided in the Charter of the Corporation, the business and affairs of the Corporation shall be managed under the direction of the Board of
Directors.  All powers of the Corporation may be exercised by or under authority of the Board of
Directors except as conferred on or reserved to the Shareholders by law or by the Charter of the
Corporation or these By-Laws.

Section 2.  Number of Directors.  The number of Directors shall be fixed from time to time by resolution of the Board of Directors adopted by a majority of the Directors then in office; provided, however, that the number of Directors shall in no event be less than three (except for any period during which Shares of the Corporation are held by fewer than three Shareholders) nor more than fifteen.  Any vacancy created by an increase in Directors may be filled in accordance with Section
6 of this Article III.  No reduction in the number of Directors shall have the effect of removing any director from office prior to the expiration of his term unless such director is specifically removed pursuant to Section 5 of this Article III at the time of such decrease.  Directors may be officers of the Corporation, or officers or directors of its investment adviser(s), but need not be Shareholders.

Section 3.  Election and Term of Directors.  Directors shall be elected by majority vote of a quorum cast by written ballot at the regular meeting of Shareholders, if any, or at a special meeting held for that purpose.  The term of office of each Director shall be from the time of his election and qualification and until his successor shall have been elected and shall have qualified, or until his death, or until he shall have resigned, or have been removed as hereinafter provided in these By-
Laws, or as otherwise provided by law or the Charter of the Corporation.

Section 4.  Resignation.  A Director of the Corporation may resign at any time by giving written notice of his resignation to the Board or the Chairman of the Board or the President or the
Secretary.  Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 5.  Removal of Directors.  Any Director of the Corporation may be removed by the
Shareholders by a vote of a majority of the votes entitled to be cast for the election of Directors.

Section 6.  Vacancies.  The Shareholders may elect a successor to fill a vacancy on the Board of
Directors which results from the removal of a Director.  A majority of the remaining Directors, whether or not sufficient to constitute a quorum, may fill a vacancy on the Board of Directors which results from any cause except an increase in the number of Directors, and a majority of the entire Board of Directors may fill a vacancy which results from an increase in the number of
Directors; provided, however, that no vacancies shall be filled by action of the remaining Directors, if after the filling of said vacancy or vacancies, fewer than two-thirds of the Directors then holding office shall have been elected by the Shareholders of the Corporation.  In the event that at any time there is a vacancy in any office of a Director which vacancy may not be filled by the remaining
Directors, a special meeting of the Shareholders shall be held as promptly as possible and in any event within sixty (60) days, for the purpose of filling said vacancy or vacancies.  A Director elected by the Board of Directors of the Corporation to fill a vacancy serves until the next annual meeting of Shareholders or until his or her successor is elected and qualifies.  A Director elected by the Shareholders of the Corporation to fill a vacancy which results from the removal of a Director serves for the balance of the term of the removed Director.

Section 7.  Regular Meetings.  Regular meetings of the Board may be held with notice at such times and places as may be determined by the Board of Directors.

Section 8.  Special Meetings.  Special meetings of the Board may be called by the Chairman of the
Board or the President on one day's notice to each Director, and shall be called by the Chairman,
President or Secretary in like manner and on like notice on the request of two (2) or more Directors either in writing or by vote at a meeting, and may be held at any place or any time.

Section 9.  Notice of Meetings.  Meetings of the Directors, or a committee thereof, may be called orally or in writing by the Chairman of the Directors, or of such committee, or by any two (2) other
Directors or committee members, as the case may be.  Notice of each meeting of the Board shall be given by the Secretary as hereinafter provided, in which notice shall be stated the time and place of the meeting.  Notice of each such meeting shall be delivered to each Director or committee member, either personally or by telephone, telegraph, cable, wireless, facsimile, electronic mail or other such means of communication at least twenty-four (24) hours before the time at which such meeting is to be held, or by first-class mail, postage prepaid, or by commercial delivery services addressed to each Director or committee member at his or her residence or usual place of business, at least three (3) days before the day on which such meeting is to be held.

Section 10.  Waiver of Notice of Meetings.  Notice of any meeting need not be given to any
Director (or committee member) who attends that meeting without objecting to the lack of notice or who executes a written waiver of notice before or after the meeting with respect to such meeting.
Except as otherwise specifically required by these By-Laws, a notice or waiver of notice of any meeting need not state the purposes of such meeting.

Section 11.  Quorum and Voting.  Unless otherwise required by law, one-third of the members of the entire Board shall be present in person at any meeting of the Board in order to constitute a quorum for the transaction of business at such meeting, and except as otherwise expressly required by law, the Charter of the Corporation, these By-Laws, the 1940 Act or other applicable law, the act of a majority of the Directors present at any meeting at which a quorum is present shall be the act of the Board.  In the absence of a quorum at any meeting of the Board, a majority of the Directors present thereat may adjourn the meeting from time to time, but not for a period greater than thirty
(30) days at any one time, to another time and place until a quorum shall attend.  Notice of the time and place of any adjourned meeting shall be given to the Directors who were not present at the time of the adjournment and, unless such time and place were announced at the meeting at which the adjournment was taken, to the other Directors.  At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called.

Any action to be taken by the Directors, or a committee thereof, may be taken by a majority of the
Directors present at a meeting of Directors, or of the committee members present at a meeting of such committee (if in either case a quorum be present), within or without Maryland.  If a quorum is present when a duly called or held meeting is convened, the Directors present at such meeting may, following the withdrawal of one or more Directors originally present, continue to transact business until adjournment thereof, even though such Directors would not otherwise constitute a quorum.
Notice of the time, date and place of all meeting of the Directors, or a committee thereof, shall be given to each Director or committee member as provided herein.  Subject to the requirements of the
1940 Act, the Directors by majority vote may delegate to any one of their number the authority to approve particular matters or take particular actions on behalf of the Corporation.

Section 12.  Chairman.  The Board of Directors may at any time appoint one of its members as
Chairman of the Board, who shall serve at the pleasure of the Board and who shall perform and execute such duties and powers as may be conferred upon or assigned to him by the Board or these
By-Laws, but who shall not by reason of performing and executing these duties and powers be deemed an officer or employee of the Corporation.

Section 13.  Organization.  At every meeting of the Board of Directors, the Chairman of the Board,
if one has been selected and is present, shall preside.  In the absence or inability of the Chairman of the Board to preside at a meeting, the President, or, in his absence or inability to act, another
Director chosen by a majority of the Directors present, shall act as chairman of the meeting and preside at it.  The Secretary (or, in his absence or inability to act, any person appointed by the
Chairman) shall act as secretary of the meeting and keep the minutes thereof.  Minutes shall be recorded in written form, but may be maintained in the form of a reproduction.

Section 14.  Written Consent of Directors in Lieu of a Meeting.  Unless otherwise required by law, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of the Board or committee.

Section 15.  Meeting by Conference Telephone.  Except as provided by law, members of the Board of Directors may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time.  Participation by such means shall constitute presence in person at any meeting.

Section 16.  Compensation.  Any Director, whether or not he is a salaried officer, employee or agent of the Corporation, may be compensated for his services as Director or as a member of a committee, or as Chairman of the Board or chairman of a committee, and in addition may be reimbursed for transportation and other expenses, all in such manner and amounts as the Directors may from time to time determine.  Nothing herein shall in any way prevent the employment of any
Director for advisory, administration, legal accounting, investment banking or other services and payment for the same by the Corporation.

Section 17.  Investment Policies.  It shall be the duty of the Board of Directors to ensure that the purchase, sale, retention and disposal of portfolio securities and the other investment practices of the Corporation are at all times consistent with the investment policies and restrictions with respect to securities investments and otherwise of the Corporation, as recited in the current Prospectus of the Corporation filed from time to time with the Securities and Exchange Commission and as required by the 1940 Act.  The Board, however, may delegate the duty of management of the assets and the administration of its day-to-day operations to an individual or corporate management company or investment adviser pursuant to a written contract or contracts which have obtained the requisite approvals, including the requisite approvals of renewals thereof, of the Board of Directors or the Shareholders of the Corporation in accordance with the provisions of the 1940 Act.

Section 18.  Share Transactions.  Any Director, officer or other agent of the Corporation may acquire, own and dispose of Shares of the Corporation to the same extent as if he or she were not a
Director, officer or agent; and the Directors may issue and sell or cause to be issued and sold
Shares to, and buy such Shares from, any such person or any firm or company in which he is interested, subject only to the general limitations herein contained as to the sale and purchase of such Shares; and all subject to any restrictions which may be contained in the By-Laws.

Section 19.  Retirement of Directors.  A Director shall retire as Director at the end of the calendar year in which the Director attains the age of 75 years, except that William Morton shall continue to serve until December 31, 2014.

ARTICLE IV

Committees

Section 1.  Committees of the Board.  The Board may, by resolution adopted by a majority of the entire Board, designate an Executive Committee, Compensation Committee, Audit Committee,
Nomination Committee, and other committees, each of which shall consist of two (2) or more of the Directors of the Corporation, which committee shall have and may exercise all the powers and authority of the Board with respect to all matters other than as set forth in Section 3 of this Article
IV.

Section 2.  Limitation of Committee Powers.  No committee of the Board shall have power or authority to:

(a)  recommend to Shareholders any action requiring authorization of Shareholders pursuant to law or the Charter;

(b)  approve or terminate any contract with an investment adviser or principal underwriter, as such terms are defined in the 1940 Act, or take any other action required to be taken by the Board of Directors by the 1940 Act;

(c)  amend or repeal these By-Laws or adopt new By-Laws;

(d)  declare dividends or other distributions or issue capital stock of the Corporation; or

(e)  approve any merger or share exchange which does not require Shareholder approval.

Section 3.  General.  Unless otherwise required by law, one-third of the members of any committee shall be present in person at any meeting of such committee in order to constitute a quorum for the transaction of business at such meeting, and the act of a majority present shall be the act of such committee.  The Board may designate a chairman of any committee and such chairman or any two
(2) members of any committee may fix the time and place of its meetings unless the Board shall otherwise provide.  In the absence or disqualification of any member or any committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of
Directors to act at the meeting in the place of any such absent or disqualified member.  The Board shall have the power at any time to change the membership of any committee, to fill all vacancies, to designate alternate members, to replace any absent or disqualified member, or to dissolve any such committee.

All committees shall keep written minutes of their proceedings and shall report such minutes to the
Board.  All such proceedings shall be subject to ratification, revision or alteration by the Board.

ARTICLE V

Officers, Agents and Employees

Section 1.  Number and Qualifications.  The officers of the Corporation shall be a President, a
Secretary and a Treasurer, each of whom shall be elected by the Board of Directors.  The Board of
Directors may elect or appoint one or more Vice Presidents and may also appoint such other officers, agents and employees as it may deem necessary or proper.  Any two or more offices may be held by the same person, except the offices of President and Vice President, but no officer shall execute, acknowledge or verify any instrument in more than one capacity.  The Board may from time to time elect or appoint, or delegate to the President the power to appoint, such other officers
(including one or more Assistant Vice Presidents, one or more Assistant Treasurers and one or more
Assistant Secretaries) and such agents, as may be necessary or desirable for the business of the
Corporation.  Such other officers and agents shall have such duties and shall hold their offices for such terms as may be prescribed by the Board or by the appointing authority.

Section 2.  Resignations.  Any officer of the Corporation may resign at any time by giving written notice of his resignation to the Board, the Chairman of the Board, the President or the Secretary.
Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 3.  Removal of Officer, Agent or Employee.  Any officer, agent or employee of the
Corporation may be removed by the Board of Directors with or without cause at any time if the
Board of Directors finds such removal in the best interests of the Corporation, and the Board may delegate such power of removal as to agents and employees not elected or appointed by the Board of Directors.  Such removal shall be without prejudice to such person's contract rights, if any, but the appointment of any person as an officer, agent or employee of the Corporation shall not of itself create contract rights.

Section 4.  Vacancies.  A vacancy in any office, whether arising from death, resignation, removal or any other cause, may be filled at any time.  Each successor shall hold office for the unexpired portion of the term of the office which shall be vacant, in the manner prescribed in these By-Laws for the regular election or appointment to such office, until his or her successor is chosen and qualified, or in each case until he or she sooner dies, resigns, is removed or becomes disqualified.

Section 5.  Compensation.  The compensation of the officers of the Corporation shall be fixed by the Board of Directors, but this power may be delegated to any committee or to any officer in respect of other officers under his control.  No officer shall be precluded from receiving such compensation by reason of the fact that he is also a Director of the Corporation.

Section 6.  Bonds or Other Security.  If required by the Board, any officer, agent or employee of the Corporation shall give a bond or other security for the faithful performance of his duties, in such amount and with such surety or sureties as the Board may require.

Section 7.  President.  The President shall be the chief executive officer of the Corporation.  In the absence of the Chairman of the Board (or if there be none), he shall preside at all meetings of the
Shareholders and of the Board of Directors.  He shall have, subject to the control of the Board of
Directors, general charge of the business and affairs of the Corporation.  He may employ and discharge employees and agents of the Corporation, except such as shall be appointed by the
Board, and he may delegate these powers.

Section 8.  Vice Presidents.  Each Vice President shall perform such duties and have such powers as from time to time may be conferred upon or assigned to him by the Board or the President.

Section 9.  Chairman of the Board.  If a Chairman of the Board of Directors is elected, he or she shall have the duties and powers specified in these By-Laws and have such other duties and powers as may be determined by the Directors.

Section 10.  Treasurer and Assistant.  The Treasurer shall be the chief financial officer of the
Corporation and, subject to any arrangement made by the Directors with a bank or trust company or other organization as custodian or transfer or shareholder services agent, shall be in charge of its valuable papers and shall have such other duties and powers as may be designated from time to time by the Directors or by the President.  The Treasurer shall also be the chief accounting officer of the Corporation and shall be in charge of its books of account and accounting records.  The
Treasurer shall be responsible for preparation of financial statements of the Corporation and shall have such other duties and powers as may be designated from time to time by the Directors or the
President.  Any Assistant Treasurer shall have such duties and powers as shall be designated from time to time by the Directors.

Section 11.  Secretary and Assistant Secretaries.  The Secretary shall record all proceedings of the
Shareholders and the Directors in books to be kept therefore, which books shall be kept at the principal office of the Corporation.  In the absence of the Secretary from any meeting of
Shareholders or Directors, an Assistant Secretary, or if there be none or he or she is absent, a temporary clerk chosen at the meeting shall record the proceedings thereof in the aforesaid books.

Section 12.  Delegation of Duties.  In case of the absence of any officer of the Corporation, or for any other reason that the Board may deem sufficient, the Board may confer for the time being the powers or duties, or any of them, of such officer upon any other officer or upon any Director.

ARTICLE VI

Capital Stock

Section 1.  Stock Certificates.  No certificates representing Shares will be issued.  The Corporation shall cause a confirmation of purchase and prospectus to be sent to each Shareholder in lieu of a certificate.

Section 2.  Rights of Inspection.  There shall be kept at the principal office, which shall be available for inspection during usual business hours in accordance with the General Laws of the State of
Maryland, the following corporate documents:  (a) By-Laws, (b) minutes of proceedings of the
Shareholders, (c) annual statements of affairs, and (d) voting trust agreements, if any.  One or more persons who together are and for at least six (6) months have been Shareholders of record of at least five percent of the outstanding stock of any class may (a)  inspect and copy during usual business hours the Corporation's books of account and stock ledger in accordance with the General
Laws of the State of Maryland; (b)  present to any officer or resident agent a written request for a statement of the Corporation's affairs; and (c)  present to any officer or resident agent a written request for a list of the Corporation's Shareholders.

Section 3.  Transfer of Shares.  Transfers of Shares of stock of the Corporation shall be made on the stock records of the Corporation at the direction of the person named on the Corporation's books or by his or her attorney authorized by power of attorney duly executed and filed with the
Secretary or with a transfer agent or transfer clerk, for such Shares properly endorsed or accompanied by a duly executed stock transfer power and the payment of all taxes thereon.
Except as otherwise provided by law, the Corporation shall be entitled to recognize the exclusive right of a person in whose name any share or Shares stand on the record of Shareholders as the owner of such share or Shares for all purposes, including, without limitation, the rights to receive dividends or other distributions, and to vote as such owner, and the Corporation shall not be bound to recognize any equitable or legal claim to or interest in any such share or Shares on the part of any other person.

Section 4.  Transfer Agents and Registrars.  The Corporation may have one or more Transfer
Agents and one or more Registrars of its stock, whose respective duties the Board of Directors may, from time to time, define.  The duties of Transfer Agent and Registrar may be combined.  The ownership of Shares shall be recorded on the books of the Corporation or its transfer or similar agent, which books shall be maintained separately for the Shares of each series.  No certificates certifying the ownership of Shares shall be issued except as the Directors may otherwise determine from time to time.  The Directors may make such rules as they consider appropriate for the issuance of Shares, the transfer of Shares, certification of beneficial ownership and similar matters.
The record books of the Corporation as kept by the Corporation or any transfer or similar agent of the Corporation, as the case may be, shall be conclusive as to who are the Shareholders of each series or class and as to the number of Shares of each series or class held from time to time by each
Shareholder.

Section 5.  Record Date.  The Board of Directors may set a record date for the purpose of making any proper determination with respect to Shareholders, including which Shareholders are entitled to notice of a meeting, vote at a meeting (or any adjournment thereof), receive a dividend, or be allotted or exercise other rights.  The record date may not be more than ninety (90) days before the date on which the action requiring the determination will be taken; and, in the case of a meeting of
Shareholders, the record date shall be at least ten (10) days before the date of the meeting.

Section 6.  Regulations.  The Board may make such additional rules and regulations, not inconsistent with these By-Laws, as it may deem expedient concerning the issue, transfer and registration of Shares of stock of the Corporation.

Section 7.  Stock Ledgers.  The Corporation shall maintain a stock ledger which contains the name and address of each Shareholder and the number of Shares of stock of each class which each
Shareholder holds.  The stock ledger may be kept in written form or any form which can be converted within a reasonable time into written form for visual inspection.  The Corporation shall not be required to keep original or duplicate stock ledgers at its principal office in the City of
Baltimore, Maryland, but stock ledgers shall be kept at the office(s) of the Transfer Agent(s) of the
Corporation's capital stock.

ARTICLE VII

Seal

The Board of Directors may provide a suitable seal, bearing the name of the Corporation, which shall be in the charge of the Secretary.  The Board of Directors may authorize one or more duplicate seals and provide for the custody thereof.  If the Corporation is required to place its corporate seal on a document, it is sufficient to meet any requirement of any law, rule, or regulation relating to a corporate seal to place the word "Seal" adjacent to the signature of the person authorized to sign the document on behalf of the Corporation.

ARTICLE VIII

Fiscal Year

The fiscal year of the Corporation shall end on such date in each year as the Directors shall from time to time determine.

ARTICLE IX

Depositories and Custodians

Section 1.  Depositories.  The funds of the Corporation shall be deposited with such banks or other depositories as the Board of Directors of the Corporation may from time to time determine.

Section 2.  Custodians.  All securities and other investments owned by the Corporation shall be deposited in the safekeeping of such banks or other companies as the Board of Directors of the
Corporation may from time to time determine.  Every arrangement entered into with any bank or other company for the safekeeping of the securities and investments of the Corporation shall contain provisions complying with the 1940 Act, and the general rules and regulations thereunder.

ARTICLE X

Execution of Instruments

Section 1.  Checks, Notes, Drafts, etc.  Checks, notes, drafts, acceptances, bills of exchange and other orders or obligations for the payment of money shall be signed by such officer or officers or person or persons as the Board of Directors by resolution shall from time to time designate.

Section 2.  Sale or Transfer of Securities.  Stocks, bonds, money market instruments or other securities at any time owned by the Corporation may be held on behalf of the Corporation or sold, transferred or otherwise disposed of subject to any limits imposed by these By-Laws, and pursuant to authorization by the Board and, when so authorized to be held on behalf of the Corporation or sold, transferred or otherwise disposed of, may be transferred from the name of the Corporation by the signature of the President, a Vice President, the Treasurer or any other person authorized, or pursuant to any procedure approved by the Board of Directors, subject to applicable law.

Section 3.  Advisory, Administration, and Distribution Services.  Directors may, at any time and from time to time, contract with respect to the Corporation or any series thereof for exclusive or nonexclusive investment advisory and/or administration services with any corporation, trust, association or other organization, every such contract to comply with such requirements and restrictions as may be set forth herein, and any such contract may contain such other terms interpretive of or in addition to said requirements and restrictions as the Directors may determine, including, without limitation, in the case of a contract for investment advisory or sub-advisory services, authority to determine from time to time what investments shall be purchased, held, sold or exchanged and what portion, if any, of the assets of the Corporation or any series thereof shall be held uninvested and to make changes in the investments of the Corporation or any series thereof.  Any contract for investment advisory services shall be subject to such Shareholder approval as required by the 1940 Act.  The Directors may also, at any time and from time to time, contract with any corporation, trust, association or other organization, appointing it exclusive or nonexclusive distributor or principal underwriter for the Shares, every such contract to comply with such requirements and restrictions as may be set forth herein; and any such contract may contain such other terms interpretive of or in addition to said requirements and restrictions as the Directors may determine.  The fact that:
i) any of the Shareholders, Directors or officers of the Corporation is a Shareholder, director, officer, partner, trustee, employee, administrator, investment adviser, principal underwriter, distributor or affiliate or agent of or for any corporation, trust, association, or other organization, or of or for any parent or affiliate of any organization, with which an investment advisory or administration or principal underwriter's or distributor's contract, or transfer, shareholder servicing or other agency contract may have been or may hereafter be made, or that any such organization, or any parent or affiliate thereof, is a Shareholder or has an interest in the Corporation; or that
ii) ii)  any corporation, trust, association or other organization with which an investment advisory or administration or principal underwriter's or distributor's contract, or transfer, shareholder servicing or other agency contract may have been or may hereafter be made also has an investment  advisory or administration contract, or principal underwriter's or distributor's contract, or transfer, shareholder servicing or other agency contract  with one or more other corporations, trusts, associations, or other organizations, or has other businesses or interests, shall not affect the validity of any such contract or disqualify  any Shareholder,
Director or officer of the Corporation from voting upon or executing the same or create any liability or accountability to the Corporation or its Shareholders.

ARTICLE XI

Independent Public Accountants

The firm of independent public accountants which shall sign or certify the financial statements of the Corporation which are filed with the Securities and Exchange Commission shall be selected annually by the Board of Directors and ratified by the Board of Directors or the Shareholders in accordance with the provisions of the 1940 Act.

ARTICLE XII

Annual Statements

Section 1.  Reports to Shareholders; Distributions from Realized Gains.  The Corporation shall send to each Shareholder of record at least annually a statement ("Annual Statement") of the condition of the Corporation and of the results of its operation, containing all information required by applicable laws or regulations.  Such annual statement shall also be placed on file at the Corporation's principal office in the State of Maryland.  Each such statement shall show the assets and liabilities of the Corporation as of the close of the annual of semi-annual period covered by the report and the securities in which the funds of the Corporation were then invested.  Such statement shall also show the Corporation's income and expenses for the period from the end of the Corporation's preceding fiscal year to the close of the annual or semi-annual period covered by the statement and any other information required by the 1940 Act, and shall set forth other matters as the Board shall determine.

ARTICLE XIII

Indemnification of Directors and Officers

Section 1.  Indemnification.  Subject to the provisions in the Charter of the Corporation, the
Corporation shall indemnify its Directors and officers who while serving as Directors or officers also serve at the request of the Corporation as a Director, officer, partner, trustee, employee, agent or fiduciary of another corporation, partnership, joint venture, trust, other enterprise or employee benefit plan to the fullest extent consistent with law.

Section 2.  Advances.  Any current or former Director or officer of the Corporation claiming indemnification within the scope of this Article XIII shall be entitled to advances from the
Corporation for payment of the reasonable expenses incurred by him in connection with proceedings to which he is a party in the manner and to the full extent permissible under the
Maryland General Corporation Law, the Securities Act of 1933 (the "1933 Act") and the 1940 Act,
as such laws are now or hereafter in force.

Section 3.  Procedure.  On the request of any current or former Director or officer requesting indemnification or an advance under this Article XIII, the Board of Directors shall determine, or cause to be determined, in a manner consistent with the Maryland General Corporation Law, the
1933 Act and the 1940 Act, as such laws are now or hereafter in force, whether the standards required by this Article XIII have been met.

Section 4.  Other Rights.  The indemnification provided by this Article XIII shall not be deemed exclusive of any other right, in respect of indemnification or otherwise, to which those seeking such indemnification may be entitled under any insurance or other agreement, vote of Shareholders or disinterested Directors or otherwise, both as to action by a Director or officer of the Corporation in his official capacity and as to action by such person in another capacity while holding such office or position, and shall continue as to a person who has ceased to be a Director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 5.  Maryland Law.  References to the Maryland General Corporation Law in this Article
XIII are to such law as from time to time amended.

ARTICLE XIV

Amendments

These By-Laws may be amended, altered or repealed by the affirmative vote of a majority of the
Board of Directors at any regular or special meeting of the Board of Directors or by one or more writings signed by such majority, without the approval of the Shareholders.